PROMISSORY NOTE



     CASINO RESOURCE CORPORATION OF TUNISIE, S.A., promises to pay to the order of SEAMAR VENTURES, LLC, a Mississippi Limited Liability Company, the sum, of Five Hundred Twelve Thousand Five Hundred Dollars ($512,500.00) without interest, and in the manner set out hereinbelow and according to the provisions and agreements as follows:

     1. Payment Schedule: This note is payable in eighteen (18) equal monthly payments in the amount of Twenty-eight Thousand Four Hundred Seventy-two and 22/100 Dollars ($28,472,22) each, commencing on December 1, 1999, and a like amount on each first day of the month thereafter until paid in full on May 1, 2001.

     2. Default and Cost of Collection: If full payment is not made on said note in accordance with the aforesaid payment schedule, and if such default shall continue for a period of ten (10) days after notice thereof, then the Payee or other holder hereof may, at his option, declare the balance then remaining to be due and payable. In case of such default, interest at the legal rate of eight (8%) per cent per annum shall commence on the date of such default and be due and payable on all sums overdue for payment more than five (5) days, together with costs of collection, including reasonable attorneys' fees.

     3. Place of Payment: All payments hereon shall be made by Federal Express to the Payee at SeaMar Ventures, c/o Matt Walker, M.A. Norden Paper Company, 6955 Carey Hamilton Road, Theodore, Alabama, 36582, or such other place as the Payee or its designated successor may specify in writing.

     4. Notice: Notice shall be deemed sufficient if sent to any party via facsimile and United States mail, first class postage prepaid. In case of the Payee, notice must be sent by Federal Express to SeaMar Ventures, c/o Matt

Walker, M.A. Norden Paper Company, 6955 Carey Hamilton Road, Theodore, Alabama, 36582, or such other agent as designated in writing by Payee. In the case of the Promisors, notice must be sent by or sent to (as the case may be) Casino Resource Corporation of Tunisie, S.A., c/o Mr. John J. Pilger, 707 Bienville Boulevard, Ocean Springs, Mississippi, 39564.

     5. Presentment and Dishonor: Presentment for payment, demand, notice of dishonor, protest, notice of protest, and any exemption allowed by the constitution or laws of any state are hereby waived by the undersigned. Failure by the holder hereof to exercise any option granted hereunder shall not constitute a waiver of future rights.

     WITNESS OUR SIGNATURES on this 5th day of November, 1999.

                                          CASINO RESOURCE CORPORATION
                                          OF TUNISIE, S.A.


                                          BY: /s/ John J. Pilger
                                              --------------------------------




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